CREDIT SUISSE ALTERNATIVE CAPITAL, INC.

March 10, 2009

To the Managers of:

Credit Suisse Alternative Capital Multi-Strategy Fund, LLC

Credit Suisse Alternative Capital Multi-Strategy Institutional Fund, LLC

Credit Suisse Alternative Capital Multi-Strategy Master Fund, LLC
Credit Suisse Alternative Capital Long/Short Equity Fund, LLC
Credit Suisse Alternative Capital Long/Short Equity Institutional Fund, LLC
Credit Suisse Alternative Capital Long/Short Equity Master Fund, LLC

11 Madison Avenue
New York, NY 10010

Re: Expense Limitation Agreement

With reference to each Investment Advisory Agreement entered into by Credit Suisse Alternative Capital, Inc. (the "Adviser") and each of Credit Suisse Alternative Capital Multi-Strategy Master Fund LLC and Credit Suisse Alternative Capital Long/Short Equity Master Fund, LLC (the "Master Funds") on the 28th day of March, 2005, as amended from time to time, and with reference to each Services Agreement entered into by the Adviser and each of Credit Suisse Alternative Capital Multi-Strategy Institutional Fund, LLC and Credit Suisse Alternative Capital Long/Short Equity Institutional Fund, LLC (the "Institutional Feeder Funds") and Credit Suisse Alternative Capital Multi-Strategy Fund, LLC and Credit Suisse Alternative Capital Long/Short Equity Fund, LLC (the "Taxable Feeder Funds")(collectively the "Funds") on the 28th day of March, 2005, as amended from time to time, we hereby notify you as follows:

1.      Through March 11, 2010, the Adviser agrees to waive its management fee for a Master Fund and, to the extent necessary, bear other expenses, to limit the total annualized expenses (excluding fees and expenses of underlying funds) of each Institutional Feeder Fund of the Master Fund to the amount of 1.50% of net assets attributable to beneficial interests in each Institutional Feeder Fund.

2.      Through March 11, 2010, the Adviser agrees to waive its management fee for a Master Fund and, to the extent necessary, bear other expenses, to limit the total annualized expenses (excluding fees and expenses of underlying funds) of each Taxable Feeder Fund of the Master Fund to the amount of 2.25% of net assets attributable to beneficial interests in each Taxable Feeder Fund.

3.      After March 11, 2010, this Expense Limitation Agreement shall automatically renew for one-year terms and may be terminated by the Adviser, the Institutional Feeder Funds, Taxable Feeder Funds or the Master Funds upon sixty (60) days' prior written notice to the other party.

4.      The Adviser shall be permitted to recover expenses it has borne subsequent to the effective date of this agreement (whether through reduction of its management fee or otherwise) in later periods to the extent that a Fund's expenses fall below the annual rates set forth above.  Provided, however, that a Fund is not obligated to pay any such deferred fees more than one year after the end of the fiscal year in which the fee was deferred.

5.      During the periods covered by this letter agreement, the expense limitation arrangement set forth above for each of the Funds may only be modified by a majority vote of the "non-interested" Managers of the Funds (as defined under the Investment Company act of 1940, as amended (the "1940 Act") affected.

6.      We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-2 for the above referenced Funds with the Securities and Exchange Commission, in accruing each Fund's expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-2 and/or the 1940 Act, and expressly permit you to do so.

Very truly yours,

CREDIT SUISSE ALTERNATIVE CAPITAL, INC.

By:____________________ Egidio Robertiello Director

ACCEPTED AND AGREED TO ON BEHALF OF:

Credit Suisse Alternative Capital Multi-Strategy Fund, LLC
Credit Suisse Alternative Capital Multi-Strategy Institutional Fund, LLC
Credit Suisse Alternative Capital Multi-Strategy Master Fund, LLC
Credit Suisse Alternative Capital Long/Short Equity Fund, LLC
Credit Suisse Alternative Capital Long/Short Equity Institutional Fund, LLC
Credit Suisse Alternative Capital Long/Short Equity Master Fund, LLC

By:______________________
      J. Kevin Gao
      Secretary